EXHIBIT 16.1

May 16, 2013

Securities and Exchange Commission
100 F Street NE
Washington, DC  20549

RE: HPEV, Inc

We have read the statements that we understand HPEV, Inc.  will include under Item 4.02 of the Form 8-K report it will file regarding the non-reliance of previously issued financial statements. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC
Certified Public Accountants

Corporate Headquarters:
De Joya Griffith, LLC
2580 Anthem Village Drive, Henderson, NV 89052 Phone:  (702) 563-1600 Fax: (702) 920-8049